INTERCREDITOR AGREEMENT

This Intercreditor Agreement (“Agreement”) is entered into as of the 1st day of May, 2019, by and among Mount Tam Biotechnologies, Inc., a Nevada corporation (“Borrower”), Fromar Investments, LP, a Delaware limited partnership (“Fromar”), and Climate Change Investigation, Innovation and Investment Company, LLC, a California limited liability company (“CC3IC”). Fromar and CC3IC are jointly referred to herein as the “Creditors”.

R E C I T A L S:

WHEREAS, on or about May 1, 2019, Borrower and Fromar entered into that certain Line of Credit Agreement and Promissory Note in the principal amount of up to $1,750,000.00 (such Line of Credit Agreement and Promissory Note, together with any and all modifications, amendments and restatements shall hereinafter be collectively referred to as the “Fromar Loan”);

WHEREAS, the Fromar Loan is secured by that certain Security Agreement between Borrower and Fromar dated May 1, 2019 (the “Fromar Security Agreement”);

WHEREAS, on or about May 1, 2019, Borrower and CC3IC entered into that certain Line of Credit Agreement and Promissory Note in the principal amount of up to $350,000.00 (such Line of Credit Agreement and Promissory Note, together with any and all modifications, amendments and restatements shall hereinafter be collectively referred to as the “CC3IC Loan”);

WHEREAS, the CC3IC Loan is secured by that certain Security Agreement between Borrower and CC3IC dated May 1, 2019, (the “CC3IC Security Agreement,” and together with the Fromar Security Agreement, the “Security Agreements”);

WHEREAS, each of the Security Agreements provides each of the Creditors with a security interest in and to the same Collateral (as that term is defined in each of the Security Agreements, which definition is incorporated herein by this reference). Such security interests of the Creditors are referred to herein individually as a “Security Interest” and collectively as the “Security Interests”;

WHEREAS, the parties hereto desire to enter into an agreement providing other matters for the coordination of the loans being provided by the Creditors and the security thereunder.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.The Security Interests of the Creditors shall rank pari passu. In the event of a default with respect to the obligations secured by any Security Interest, the Creditors agree to jointly share in the amount realized from the Collateral in proportion to the amount of their respective debt with respect to which a default has occurred to the total debt of each of the Creditors with respect to which defaults have occurred.  Accordingly, each Creditor shall jointly exercise their respective rights under the Security Interests including selling and otherwise disposing of the Collateral thereunder.  In connection therewith, before taking any action to enforce any of its rights or remedies under such

Collateral, such Creditor shall give the other Creditors notice of such action, together with information regarding the facts and circumstances on which such action is grounded.

2.The priorities specified herein are applicable without regard to the time, manner or order of attachment or perfection of any security interest or the time or order of filing of financing statements or the giving or failure to give notice of acquisition or expected acquisition of purchase money or other security interest.

3.This Agreement shall remain in effect until one Creditor gives written notice to the other Creditors of its intention to terminate.  No notice of termination shall impair the Security Interest acquired by any Creditor prior to the notice or affect the priorities thereof hereunder.

4.This Agreement is solely for the benefit of the undersigned Creditors and no other persons shall have any rights, benefits, priority, or interest under or because of the existence of this Agreement.

5.The Creditors shall endeavor to notify each other of any amendment or modification in their respective notes, loan agreements and documents, but the failure to do so shall not create a cause of action against the Creditor failing to give notice or create a claim or right on behalf of any third party.  Each Creditor, upon request to another Creditor, is authorized to provide copies of all modifications or amendments and copies of all other documentation relevant to the Collateral.  The Creditors agree not to increase the amount of their respective loan facilities unless they have obtained the written consent of the other Creditors.

6.The Creditors shall provide the other Creditors with a copy of any notice of the occurrence of an event of default simultaneously with the delivery of such notice to Borrower, but the failure to do so shall not affect the validity of such notice or create a cause of action against such Creditor for failing to give such notice. Borrower hereby consents to the Creditors sharing information with respect to the Collateral or Borrower’s business between each other.

7.Miscellaneous.

A.Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective when executed by all parties hereto.

B.Amendment.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which purports to terminate, amend, supplement, waive or modify this Agreement or any of the terms hereof and is signed by all parties hereto.

C.Successors and Assigns.  The terms of this Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.

D.Governing Law. This Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of California.

E.Notices.  Except as otherwise provided in this Agreement, all notices hereunder shall be in writing and shall be given by mail, personal delivery, overnight courier, telecopy or any other customary means of written communication at the addresses set forth on the signature pages hereof, or at such other addresses as may be specified by written notice to the parties hereto, and shall become effective when received by the addressees.

F.Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceable of such provision in any other jurisdiction.  The provisions of this Agreement shall prevail over any inconsistent provisions in any agreement between any of the parties hereto.

G.Headings. The headings used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

H.Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

I.Recitals.  The Recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF duly authorized officers of the undersigned have executed the foregoing Intercreditor Agreement.

BORROWER: MOUNT TAM BIOTECHNOLOGIES, INC. By: /s/ Richard Marshak Name: Richard Marshak Title: Chief Executive Officer
CREDITORS:
FROMAR INVESTMENTS, LP By: /s/ Doug Froese Name:Doug Froese Title:Partner	ADDRESS: Fromar Investments, LP C/O US Equity Holdings 336 Bon Air Center #418 Greenbrae, CA 94904 Attn: Doug Froese
CLIMATE CHANGE INVESTIGATION, INNOVATION AND INVESTMENT COMPANY, LLC By: _/s/ James J. Farrell Name:James. J. Farrell Title:Manager	ADDRESS: 12 San Rafael Avenue Belvedere, CA 94920